UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 2, 2004

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Drive, Suite 200 Lake Oswego, Oregon 97035
(Address of principal executive offices) (Zip Code)

(503) 594-1400
(Registrant’s telephone number, including area code)

Item 12.  Results of Operations and Financial Condition

The information contained in Item 12 of this Current Report is being filed pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8176 (January 22, 2003).

On April 2, 2004, Tut Systems, Inc. issued a press release regarding its preliminary revenue for the first quarter of 2004. The press release, attached hereto as Exhibit 99.1, is being filed on this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 2, 2004	By:	/s/ SALVATORE D’AURIA
Salvatore D’Auria,
Chairman, President and Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Press release of Tut Systems, Inc. issued on April 2, 2004.